Exhibit 99.2

American Public Education, Inc. Third Quarter 2023 Results November 7, 2023 PRESENTED BY Angela Selden President and CEO Richard Sunderland, CPA Executive VP and CFO

Safe Harbor Statement

Statements made in this presentation regarding American Public Education, Inc. or its subsidiaries ("APEI" or the "Company") that are not historical facts are forward-looking statements based on current expectations, assumptions, estimates and projections about APEI and the industry. In some cases, forward-looking statements can be identified by words such as "anticipate," "believe," "seek," "could," "estimate," "expect," "intend," "may," "plan," "should," "will," "would," "potentially," and similar words or their opposites. Forward-looking statements include, without limitation, statements regarding expectations for growth, registration, enrollments, revenues, net income, earnings per share, EBITDA and Adjusted EBITDA, and plans with respect to and future impacts of recent, current and future initiatives.

Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, among others, risks related to: failure to comply with regulatory and accrediting agency requirements, including the "90/10" Rule", or to maintain institutional accreditation and the impacts of any actions the Company may take to prevent or correct such failure, APEI's dependence on the effectiveness of its ability to attract students who persist in its institutions' programs, the inability to effectively market the Company's programs or expand into new markets, the loss or disruption of the Company's ability to receive funds under tuition assistance programs or the reduction, elimination, or suspension of tuition assistance, the inability to maintain enrollments from military students, effects of changes the Company makes to improve the student experience and enhance the ability to identify and enroll students who are likely to succeed, the inability to adjust to future market demands, continued strong competition in the education market, the impact of recent regulatory rulemakings, the loss of eligibility to participate in Title IV programs or ability to process Title IV financial aid, economic and market conditions and changes in interest rates, difficulties involving business combinations and acquisitions, the Company's indebtedness and preferred stock, dependence on and the need to continue to invest in the Company's technology infrastructure, inability to recognize the intended benefits of the Company's cost savings efforts, inability to attract, retain, and develop skilled personnel, impacts of changes in management, and the risk factors described in the risk factor section and elsewhere in the Company's most recent annual report on Form 10-K and quarterly report on Form 10-Q and in the Company's other SEC filings. You should not place any undue reliance on any forward-looking statements. The Company undertakes no obligation to update publicly any forward-looking statements for any reason, unless required by law, even if new information becomes available or other events occur in the future.

3Q23 APEI Executive Summary 3 1) Adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization less non - recurring expenses, such as severance, and non - cash expenses, such as stock compensation) is a non - GAAP financial measure. Refer to appendix for GAAP to non - GAAP reconciliation. Key Take - Aways 4Q23 Guidance Summary ▪ APEI Revenue: $ 150.8 million – exceeding high end of third quarter guidance ▪ Net loss available to common stockholders: $(4.9) million and EPS loss per diluted common share of $(0.27) ▪ Includes a $5.2 million non - cash investment loss on a 2012 APEI minority equity investment in a company that was sold with no recovery to APEI ▪ Excluding non - cash equity investment loss, net income available to common stockholders of positive $0.4 million and earnings per diluted share of $0.02, both above guidance ranges ▪ APEI Adjusted EBITDA: $18.1 million – exceeding high end of guidance ▪ Positive enrollment trends: APUS, HCN, RU Online and GSUSA ▪ Meaningful NCLEX - RN improvements: RU and HCN ▪ Right - sized cost structure to align expenses with current revenue profile: APEI, RU, HCN ▪ Improved marketing efficiencies from insourced marketing function: RU

Education Unit Updates

APUS Summary 5 *Note: 3Q23 reflects mid - point of registration guidance Guidance Period Mid - point □ Net course registrations grew +7.6% in 3Q23 vs. 3Q22 □ Continued positive 3Q23 enrollment growth driven by military (+12%) and veteran students (+5%) □ Continued margin expansion due to higher enrollments, tuition and fee increases earlier in 2023 and lower advertising costs □ 4Q23 registration guidance of +2% to +4% (88,900 to 90,700 registrations) Guidance Period Mid - point

Hondros Summary 6 □ 15 consecutive quarters of yr / yr enrollment growth □ 4Q23 enrollment guidance is approximately 3,100 (+19% vs. 4Q22) □ 3Q23 EBITDA slightly negative due to higher bad debt expense, and ongoing new campus start - up costs □ Hondros NCLEX - RN scores continued to improve in 3Q23

Rasmussen Summary 7 □ Strong growth in BSN enrollments and other on - ground programs offset by continued declines in ADN program □ NCLEX scores continue to improve sequentially □ 20 out of 24 programs met the applicable state benchmark in 3Q23 □ Took further cost savings actions in 3Q23 to align cost structure to current revenue levels □ 3Q23 financial results driven by lower revenue from fewer ADN enrollments vs. prior year offset partially by lower advertising

Financial Results

Revenue Summary by Education Unit 1 Graduate School USA includes nominal amount of corporate revenue eliminations 9 APEI Revenue » 3 of 4 Units delivering solid revenue growth » Double - digit revenue growth at APUS, HCN and GSUSA » RU revenue declined due primarily to lower ADN nursing enrollments 1 ($ in millions) 3Q22 3Q23 % Change YTD 9/30/2022 YTD 9/30/2023 % Change 68.7$ 76.4$ 11% 211.7$ 223.9$ 6% 61.5$ 52.1$ -15% 192.5$ 161.5$ -16% 11.4$ 13.7$ 20% 34.4$ 41.1$ 19% 7.8$ 8.6$ 10% 15.2$ 21.1$ 39% 149.5$ 150.8$ 1% 453.9$ 447.7$ -1%

Education Unit Operating Income and Margin Profile 10 Notes: See note 9 to the financial statements included in the 3Q23 10Q. Reflects income (loss) from operations before interest, inco me taxes, and gain (loss) from acquisitions. 1 Rasmussen includes a non - cash impairment of $144.9M in 2Q22 and $64M in 2Q23. 2 Graduate School and Corporate combined comprise the Corporate & Other segment Operating Income ($ in millions) 1Q22 2Q22 3Q22 4Q22 1Q23 2Q23 3Q23 APUS 13.2$ 13.6$ 12.5$ 19.1$ 17.1$ 18.9$ 21.9$ Margin 18% 19% 18% 26% 23% 26% 29% Rasmussen 0.9$ (146.6)$ (7.9)$ (13.0)$ (12.9)$ (77.3)$ (10.6)$ Margin 1% -229% -13% -21% -22% -149% -20% Hondros (1.0)$ (0.6)$ (1.4)$ (1.0)$ (1.3)$ (0.2)$ (0.6)$ Margin -9% -5% -12% -8% -10% -2% -5% Graduate School (1.6)$ (1.7)$ 1.6$ (0.0)$ (1.4)$ 0.7$ 1.4$ Margin -50% -39% 20% 0% -27% 9% 16% Corporate (6.3)$ (6.0)$ (5.9)$ (5.4)$ (6.9)$ (7.4)$ (5.8)$ Consolidated Operating Income 5.2$ (141.3)$ (1.0)$ (0.3)$ (5.4)$ (65.3)$ 6.4$ (+) Goodwill & intangible impairments -$ 144.9$ -$ 2.0$ -$ 64.0$ -$ Consolidated Adj. Operating Income 5.2$ 3.6$ (1.0)$ 1.7$ (5.4)$ (1.3)$ 6.4$ Margin 3% 2% -1% 1% -4% -1% 4% 2 1 2

Education Unit EBITDA and Margin Profile

EBITDA *($ in millions)*	1Q22	2Q22	3Q22	4Q22	1Q23	2Q23	3Q23
APUS	14.9	15.2	14.1	20.6	18.5	20.2	23.3
Margin	*20%*	*22%*	*21%*	*28%*	*25%*	*28%*	*30%*
Rasmussen [1]	7.0	4.5	(1.9)	(5.0)	(6.9)	(7.1)	(5.3)
Margin	*10%*	*7%*	*-3%*	*-8%*	*-12%*	*-14%*	*-10%*
Hondros	(0.8)	(0.4)	(1.1)	(0.7)	(1.0)	0.1	(0.3)
Margin	*-7%*	*-3%*	*-10%*	*-6%*	*-8%*	*1%*	*-2%*
Graduate School [2]	(1.4)	(1.6)	1.8	0.1	(1.3)	0.8	1.6
Margin	*-46%*	*-36%*	*22%*	*2%*	*-24%*	*11%*	*18%*
Corporate [2]	(6.3)	(6.0)	(5.9)	(5.4)	(6.9)	(7.4)	(5.7)
Consolidated EBITDA	13.3	11.8	7.0	9.6	2.4	6.7	13.4
(+) Adjustments	4.0	2.8	2.5	5.8	4.6	2.1	4.7
Consolidated Adj. EBITDA	**17.3**	**14.6**	**9.5**	**15.4**	**7.0**	**8.8**	**18.1**
Margin	*11%*	*10%*	*6%*	*10%*	*5%*	*6%*	*12%*

American Public University System

900 basis point improvement in margin driven by higher enrollments, select price increases, lower marketing costs and lower G&A expenses

Rasmussen University

EBITDA decline and margin contraction driven by impact of lower enrollments, especially nursing, on RU's fixed operating cost structure

Hondros College of Nursing

Improved EBITDA due to higher enrollments and revenue, partially offset by higher bad debt expense and central costs

Graduate School USA

Higher enrollments and contract business driving operating leverage

Note: See note 9 to the financial statements included in the 3Q23 10Q. Reflects income (loss) from operations before interest, income taxes, gain (loss) from acquisitions, + depreciation & amortization
Please refer to slide 15 and appendix for GAAP to non-GAAP reconciliation
[1] *Rasmussen excludes a non-cash impairment of $144.9M in 2Q22 and $64M in 2Q23.*
[2] *Graduate School and Corporate combined comprise the Corporate & Other segment, as discussed in footnote 9 within the 3Q23 10Q disclosure.*

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Capitalization & Liquidity 12 (1) Includes effective interest rate, net of hedge, for Term Loan and represents the annualized 3Q23 amount for Preferred Equity ($ in millions) 12/31/2022 9/30/2023 Cash 129$ 155$ (-) Restricted cash (27) (27) Unrestricted cash 103$ 128$ Term Loan (principal) 99$ 99$ Revolver, drawn - - Total Debt 99$ 99$ Cash (net of debt) 3$ 29$ Preferred equity 40$ 40$

These statements are based on current expectations. These statements are forward - looking and actual results may differ materially. (1) APUS Net course registrations represent the approximate aggregate number of courses for which students remain enrolled after the date by which they may drop a course without financial penalty. (2) HCN and Rasmussen student enrollment represents the total number of students enrolled in a course after the date by which stu den ts may drop a course without financial penalty. (3) Please refer to Appendix for GAAP to Non - GAAP reconciliation APEI’s 4Q23 Outlook 13

Thank You

Education Unit Overview – Operating Income to EBITDA Reconciliation

($ in millions)	1Q22	2Q22	3Q22	4Q22	Full Year 2022	1Q23	2Q23	3Q23
American Public University System (AMU / APU)								
Revenue	73.1	69.9	68.7	73.4	285.1	74.0	73.6	76.4
Operating Income[1]	13.2	13.6	12.5	19.1	58.5	17.1	18.9	21.9
(+) D&A	1.7	1.6	1.6	1.5	6.4	1.4	1.3	1.3
EBITDA	14.9	15.2	14.1	20.6	64.8	18.5	20.2	23.3
EBITDA Margin	*20.4%*	*21.8%*	*20.5%*	*28.1%*	*22.7%*	*25.0%*	*27.5%*	*30.4%*
RASMUSSEN UNIVERSITY								
Revenue	67.1	63.9	61.5	60.7	253.3	57.5	52.0	52.1
Operating Income[1]	0.9	(146.6)	(7.9)	(13.0)	(166.6)	(12.9)	(77.3)	(10.6)
(+) D&A	6.1	6.2	6.0	6.0	24.2	5.9	6.2	5.2
(+) Impairment / Other	-	144.9	-	2.0	151.2	-	64.0	-
EBITDA	7.0	4.5	(1.9)	(5.0)	8.8	(6.9)	(7.1)	(5.3)
EBITDA Margin	*10.4%*	*7.1%*	*-3.1%*	*-8.3%*	*3.5%*	*-12.1%*	*-13.6%*	*-10.3%*
HONDROS COLLEGE OF NURSING								
Revenue	11.5	11.5	11.4	12.6	47.1	13.1	14.3	13.7
Operating Income[1]	(1.0)	(0.6)	(1.4)	(1.0)	(4.0)	(1.3)	(0.2)	(0.6)
(+) D&A	0.2	0.2	0.2	0.3	1.0	0.3	0.3	0.3
EBITDA	(0.8)	(0.4)	(1.1)	(0.7)	(3.1)	(1.0)	0.1	(0.3)
EBITDA Margin	*-6.7%*	*-3.3%*	*-10.0%*	*-5.8%*	*-6.5%*	*-7.7%*	*0.6%*	*-2.4%*
Corporate + Graduate School USA								
Revenue	3.0	4.3	7.8	5.7	20.9	5.1	7.4	8.6
Operating Income[1]	(7.9)	(7.7)	(4.3)	(5.4)	(25.2)	(8.3)	(6.7)	(4.3)
(+) D&A	0.1	0.2	0.1	0.1	0.6	0.1	0.1	0.2
EBITDA	(7.7)	(7.55)	(4.1)	(5.2)	(24.6)	(8.1)	(6.6)	(4.2)
apei AMERICAN PUBLIC EDUCATION, INC.								
Revenue	154.7	149.6	149.5	152.4	606.3	149.7	147.2	150.8
Operating Income[1]	5.2	(141.3)	(1.0)	(0.3)	(137.3)	(5.4)	(65.3)	6.4
(+) D&A	8.1	8.1	8.0	7.9	32.1	7.8	8.0	7.0
(+) Impairment / Other	-	144.9	-	2.0	151.2	-	64.0	-
EBITDA	13.3	11.8	7.0	9.6	46.0	2.4	6.7	13.4
EBITDA Margin	*8.6%*	*7.9%*	*4.7%*	*6.3%*	*7.6%*	*1.6%*	*4.5%*	*8.9%*
(+) Adjustments	4.0	2.8	2.5	5.8	11.2	4.6	2.1	4.7
Adjusted EBITDA	17.3	14.5	9.5	15.4	57.2	7.0	8.8	18.1
Adjusted EBITDA Margin	*11.2%*	*9.7%*	*6.3%*	*10.1%*	*9.4%*	*4.7%*	*6.0%*	*12.0%*

(1) See note 9 to the financial statements in the 3Q23 10Q. Reflects income (loss) from operations before interest, income taxes, and gain / (loss) from acquisition.

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Enrollment and Registration Summary 16 3Q 2023 3Q 2022 % Change APUS Registrations 92,300 85,800 8% Total Nursing Enrollment 8,500 10,110 -16% Rasmussen Nursing Enrollment 5,700 7,700 -26% HCN Nursing Enrollment 2,800 2,410 16% Rasmussen Non-Nursing 7,700 7,300 5%

American Public Education is presenting adjusted EBITDA in connection with its GAAP results and urges investors to review the reconciliation of adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Net Income to Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Non - GAAP Disclosures 17 GAAP Net Income to Adjusted EBITDA:   (in thousands, except per share data)         Net loss available to common stockholders $ (4,853) $ (3,762) $ (64,769) $ (108,458) Preferred stock dividends 1,525 - 4,469 - Net loss $ (3,328) $ (3,762) $ (60,300) $ (108,458) Income tax expense (benefit) 3,712 (860) (12,839) (35,152) Interest expense 792 3,594 3,668 10,339 Equity investment loss, net of tax 5,224 2 5,233 13 Depreciation and amortization 7,026 7,982 22,735 24,249 EBITDA 13,426 6,956 (41,503) (109,009) Impairment of goodwill and intangible assets - - 64,000 144,900 Adjustment to gain on acquisition - 0 - - (3,828) Stock Compensation 1,733 1,997 6,025 6,703 (Gain) loss on disposals of long-lived assets (16) 178 17 962 M&A - related professional - 329 - 1,602 Transition services cost - - 2,403 - Severance expense 2,959 - 2,959 - Adjusted EBITDA $ 18,102 $ 9,460 $ 33,901 $ 41,330 Nine Months Ended September 30, 2023 2022 The following table sets forth the reconciliation of the Company’s reported GAAP net income to the calculation of adjusted EBITDA for the three months ended September 30, 2023 and 2022: Three Months Ended September 30, 2023 2022

American Public Education is presenting adjusted EBITDA in connection with its GAAP outlook and urges investors to review the reconciliation of projected adjusted net income to the comparable GAAP financial measure that is included in the table below (under the caption “GAAP Outlook Net Income to Outlook Adjusted EBITDA”) and not to rely on any single financial measure to evaluate its business . Non - GAAP Disclosures (continued) 18 GAAP Outlook Net Income to Outlook Adjusted EBITDA:   (in thousands, except per share data)     Net income available to common stockholders$ 1,258 $ 2,658 Preferred dividends 1,488 1,488 Net Income 2,746 4,146 Income tax expense 1,177 1,777 Interest expense 2,555 2,555 Depreciation and amortization 5,318 5,318 EBITDA 11,796 13,796 Stock compensation 2,024 2,024 Transition services cost 1,100 1,100 Adjusted EBITDA $ 14,920 $ 16,920 The following table sets forth the reconciliation of the Company’s outlook GAAP net income to the calculation of outlook adjusted EBITDA for the three months ending December 31, 2023: Three Months Ending December 31, 2023 Low High